Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 9, 2016, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-210873) and related Prospectus of CVS Health Corporation for the registration of debt securities.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 4, 2016